UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2014

MANNING & NAPIER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35355	45-2609100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

290 Woodcliff Drive, Fairport, New York 14450

(Address of principal executive offices and zip code)

(585) 325-6880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 29, 2014, Manning & Napier, Inc. (the “Company”) announced proposed upcoming changes to its Board of Directors in advance of its June 18th annual shareholder meeting. The Board of Directors announced that Richard Goldberg will stand for election as a new inside director at the annual shareholder meeting. In order to maintain a majority of independent directors, B. Reuben Auspitz, Vice Chairman of the Company, will not stand for re-election but will continue to serve in his existing capacities with the Company.

A copy of the press release announcing the change is attached hereto as Exhibit 99 and incorporated herein by reference.

Additional Information and Where to Find It

This Current Report on Form 8-K does not constitute the solicitation of any vote, proxy or approval. This Current Report on Form 8-K is not a substitute for any proxy statement or any other document which the Company may file in connection with the proposed changes set forth herein. The Company has filed a definitive proxy statement with the SEC on April 29, 2014. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED NOMINEES FOR ELECTION AS DIRECTORS AND CERTAIN OTHER MATTERS TO BE CONSIDERED AT THE 2014 ANNUAL MEETING. Any such documents will be available free of charge through the website maintained by the SEC at www.sec.gov or by directing a request to the Company’s Corporate Secretary at 290 Woodcliff Drive, Fairport, New York 14450.

Participants in the Solicitation

The directors, nominees for election as director, executive officers and certain other members of management and employees of the company may be deemed “participants” in the solicitation of proxies from shareholders of the Company in connection with the matters to be considered at the 2014 Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with such matters will be set forth in the definitive proxy statement filed with the SEC on April 29, 2014.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99	Press Release issued by Manning & Napier, Inc. on April 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manning & Napier, Inc.

Date: April 29, 2014	By:	/s/ Patrick Cunningham
	Name:	Patrick Cunningham
	Title:	Chief Executive Officer